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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 1, 1996



                         KATZ DIGITAL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)




           Delaware                 0-27934                  13-3377693
(State or other jurisdiction of   (Commission             (I.R.S. Employer
 incorporation or organization)   File Number)           Identification No.)



     Twenty-One Penn Plaza
       New York, New York                                      10965
     (Address of principal                                   (Zip Code)
       executive offices)



Registrant's telephone number, including area code:(212) 594-4800



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                         KATZ DIGITAL TECHNOLOGIES, INC.
                                INDEX TO FORM 8-K
                FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                 AUGUST 14, 1996


                                ITEMS IN FORM 8-K

                                                                          Page
                                                                          ----

Facing page

Item 2.    Acquisition or Disposition of Assets.                           3


Item 7.    Financial Statements and Exhibits.                              4



Signatures                                                                 5

Exhibit Index                                                              6





                                        2

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Item 2. Acquisition or Disposition of Assets.

     On August 1, 1996 (the "Closing Date") the Registrant completed the acquisition of substantially all of the assets of The Sarabande Press, Inc. ("Sarabande") (hereafter, the "Acquisition") pursuant to the terms of an asset purchase agreement between Registrant and Sarabande (the "Agreement"). Sarabande, based in New York, New York, provided digital prepress printing services to leading advertising agencies and other businesses, similar to the products and services offered by Registrant. The acquired assets included machinery and equipment, equipment leases, inventory, customer lists and good-will of Sarabande, but specifically excluded Sarabande's cash, cash equivalents and accounts receivable as of the Closing Date. In addition, the Registrant entered into a new lease for the premises previously occupied by Sarabande. The acquired assets will be operated as a second branch of Registrant at the newly leased premises (the "Branch") in addition to Registrant's existing leased premises in New York, New York. The Branch is expected to provide products and services similar to those offered by Registrant and Sarabande to Sarabande's former clients, Registrant's existing clients, and new clients of Registrant.

     The purchase price for the Acquired Assets (the "Purchase Price"), which will not exceed $1,900,000, is subject to adjustment based on the performance of the Branch. At closing, the Registrant paid Sarabande one million dollars ($1,000,000) in cash. The balance of the purchase price, which is subject to adjustment based on the gross revenues of the Branch in the twelve (12) months following the Acquisition, consisted of (i) a five hundred thousand dollar ($500,000) promissory note with interest at the prime rate, payable to Sarabande, and convertible at Sarabande's option into shares of the Registrant's common stock (the "Note"), and (ii) 78,745 shares of the Registrant's Common Stock (the "Shares"). If the sales of the Branch are less than the minimum provided for in the Agreement, first the number of Shares, and then the principal amount of the Note, will be reduced.

     The purchase price was determined by arms-length negotiation between the management of Registrant and Sarabande. The number of Shares delivered at closing (which are subject to adjustment as described above) was determined by dividing four hundred thousand dollars ($400,000) by a formula (the "Price Formula") equal to the average closing price of the Registrant's Common Stock for twenty (20) consecutive trading days on the NASDAQ NMS stock market ending three (3) business days prior to the Closing Date. The conversion rate for the Note will be the lower of the price per share produced by the Price Formula as of the Closing Date or the price per share produced by the Price Formula as of the conversion date. The Note and the certificate representing the Shares will be held in escrow pending determination of the purchase price, and the Note will not be convertible until final determination of the purchase price. Registrant has agreed to use its best efforts, after final determination of the Purchase Price, to cause a registration statement covering the Shares, and any shares issued as a result of conversion of the Note, to be filed permitting their sale under the U.S. Securities Act of 1933. Registrant utilized a portion of its working capital to fund the cash portion of the purchase price.







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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of the Business Acquired.

     It is impracticable at this time to include herein the financial statements of Sarabande for the periods specified in Item 310(c)(3) of Regulation S-B. The required financial statements of Sarabande will be filed under cover of Form 8-KA as soon as practicable, but not later than October 15, 1996, which is sixty
(60) days after the date by which this Report on Form 8-K must be filed.

     (b) Pro Forma Financial Information

     It is impracticable at this time to include herein the pro forma financial information of the Registrant reflecting the acquisition of substantially all of the assets of Sarabande. The required pro forma information will be filed under cover of Form 8-KA as soon as practicable.

     (c) Exhibits.


Exhibit
Number    Description

2         Asset Purchase Agreement between the Registrant and
          The Sarabande Press, Inc. with schedules and exhibits thereto.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 14, 1996
                                    KATZ DIGITAL TECHNOLOGIES, INC.



                                    By: /s/ Gary Katz
                                        ------------------------------------
                                        Gary Katz
                                        Chairman and Chief Executive Officer







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                                  Exhibit Index

Exhibit
Number    Description

2         Asset Purchase Agreement between the Registrant and
          The Sarabande Press, Inc. with schedules and exhibits thereto.